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                                                                   Exhibit 10.43

                               SERVICES AGREEMENT

Komsomolsk-on-Amur, Russia                                       January 5, 1994

       This Agreement is made and entered into by and between The Pioneer Group, Inc., a corporation organized and existing under the laws of the State of Delaware U.S.A. ("Pioneer"), and Joint-Stock Company "Forest-Starma", a Russian joint stock company of the closed type (the "Company").

                                    PREAMBLE

       WHEREAS, the Company is engaged in the business of developing timber resources in the Russian Federation, and in connection with its activities requires certain information, advice and services as described herein;

       WHEREAS, Pioneer, including its subsidiaries and affiliates, has significant experience in the development of natural resources, and is willing to provide such information, advice and services as may be required to support the Company's activities;

       WHEREAS, the Company desires to enter into a Management Services Agreement with Pioneer and Pioneer desires to perform certain management services for the Company; and

       WHEREAS, Pioneer is a stockholder of the Company.

       NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and of the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE 1

       1.1 Pioneer shall provide such general consulting, advisory and related services (the "Services") to and for the Company as may reasonably be requested from time to time by the Company in connection with the management and development of the Siziman Timber Project, Khabarovsk Territory, Russian Federation (the "Project"), including but not limited to the Services described in Article 1.2 below (including any Services that may be required in support thereof).

       1.2 The Services shall include, but shall not be limited to, the following:

           (a) Assisting in obtaining hard currency loans for the development of the Project from international financial institutions;

           (b) Assisting in obtaining licenses from the Central Bank of the Russian Federation for the hard currency loans described in subsection (a) above;

           (c) Securing commercial and marine insurance for the Project, and advancing funds to cover all payments, costs and expenses associated with the foregoing;

           (d) Assisting in selecting equipment for the Project on the basis of a capital budget to be agreed upon by Pioneer and the Company, purchasing such equipment, in Pioneer's own name, or in the Company's name on the basis of a power of attorney, entering into a purchase and sale contract with


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the Company for the import of such equipment into Russia in the event the equipment is purchased by Pioneer in its own name, provided that under the terms of such contract Pioneer shall assume no liability or responsibility whatsoever for the quality, merchantability or fitness for a particular use of such equipment, or other standard warranties associated with such equipment, making arrangements for the shipment of such equipment to Russia, and advancing funds to cover all payments, costs and expenses associated with the foregoing;

           (e) Negotiating on behalf of the Company international contracts, including a log marketing agreement, and otherwise representing the Company's interests abroad in connection with the Project;

           (f) Providing forestry, construction and other consulting services relating to the development of the Project, including without limitation, the arranging for the preparation of a feasibility study and environmental impact assessment, and advancing funds to cover all payments, costs and expenses associated with the foregoing;

           (g) Arranging for the provision of construction services relating to the Project, including without limitation, the construction of a camp, jetty and roads for the Project, and advancing funds to cover all payments, costs and expenses associated with the foregoing;


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           (h) Assisting in the preparation of a capital budget for the Project;

           (i) Assisting in the training of the Company's accounting and financial personnel and in the development of both automated accounting systems and complex financial models for the Project; and

           (j) Arranging for the provision within Russia of legal, customs clearance, financial, accounting and other services for the Project, and advancing funds to cover all payments, costs and expenses associated with the foregoing.

                                    ARTICLE 2

                                FEES AND EXPENSES

       2.1. An equitable fee structure for the provision of Services by Pioneer (the "Fee"), and a schedule for the payment of such Fee, shall be negotiated from time to time by the Company and Pioneer, and shall be set forth in a corresponding attachment to this Agreement.

       2.2 The Company shall pay Pioneer the Fee, in accordance with Section 2.1 above upon receipt by the Company of an invoice therefor in accordance with
Article 3 below.

       2.3 In addition to the Fee, within the amounts stipulated in a capital budget for the Project to be agreed upon by Pioneer and the Company, the Company shall reimburse Pioneer for the sum of all fees, expenses and other payments incurred or paid by Pioneer


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in connection with or relating to the performance of the Services under this
Agreement, including, but not limited to:

           (a) Compensation and benefits attributable to Pioneer's employees and independent contractors dedicated to providing the Services;

           (b) If agreed upon by the parties, a proportionate share of compensation and benefits attributable to Pioneer's employees responsible for providing the Services on a non-routine basis;

           (c) travel, food and lodging expenses of Pioneer's employees and independent contractors traveling to Russia on business relating to the Project;

           (d) housing expenses and reasonable living allowances for Pioneer's employees and independent contractors based in Russia for extended periods of time;

           (e) travel, food and lodging expenses paid by Pioneer on behalf of the Company's employees and independent contractors traveling on business trips outside of Russia;

           (f) professional services fees, including legal fees, forestry consulting fees, construction services fees and customs clearance fees;

           (g) cost of equipment purchased or paid for by Pioneer on behalf of Forest-Starma in accordance with Section 1.2(d) above;


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           (h) fees and other payments advanced by Pioneer on behalf of the
Company to vendors and other providers of Services with which the Company has entered into contracts according to Section 7.3 of this Agreement;

           (i) costs of materials and services, including telecommunication services, consumed in support of the Services;

           (j) costs of obtaining international financing for the Project, including commitment fees payable to international financial institutions; and

           (k) other normal business expenses associated with the performance of the types of Services described herein.

       Pioneer shall submit to the Company, according to a schedule to be agreed upon by the parties, itemized invoices for such expenses, including all necessary support documentation required in accordance with Russian accounting standards, and the Company shall pay such invoices in accordance with Article 3 below.

                                    ARTICLE 3

                             PAYMENT BY THE COMPANY

       3.1 The Company shall pay in US Dollars into Pioneer's bank account indicated in Section 13.1 hereof all amounts due hereunder within thirty (30) days after receipt of an invoice therefor. Without limiting the generality of the foregoing, the parties hereby agree that, in order to provide time for the Project to reach a stage of substantial completion, Pioneer shall submit no invoices for fees, reimbursable expenses or any other amounts due


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under this Agreement for a period of eighteen months after the effective date of this Agreement.

       3.2 In the event the Company fails to make any payment hereunder within the 30-day period stipulated in Section 3.1 above, in addition to other remedies available to Pioneer in connection with such failure, Pioneer shall have the right to receive from the Company, and the Company shall be obligated to pay Pioneer, a late payment penalty, calculated daily for each day payment is overdue at a rate equivalent to 1% per month of the amount of payment overdue. At its sole option Pioneer may request that the Company cover its payment obligations with respect to any amounts due hereunder through the issuance to Pioneer of one or more short-term promissory notes for such amounts, and the Company agrees to issue such promissory notes at Pioneer's request.

       3.3 If agreed upon by the parties, the Company may pay directly to vendors, service providers and other applicable parties certain of the fees, expenses and other payments described in Section 2.3 above.

       3.4 The Company shall be responsible for and carry the risk of obtaining all consents, permissions, and approvals of whatever nature with respect to the payments required to be made pursuant to this Agreement, except for licenses from the Central Bank of the Russian Federation for the hard currency loans described Section 1.2(a) above, and Pioneer shall be responsible for providing in a timely fashion all necessary documents requested by


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the Company for such purposes.

                                    ARTICLE 4

                                 CONFIDENTIALITY

       4.1 For purposes of this Article 4, the term "Confidential Information" shall mean, by way of illustration and not limitation, all knowledge of information whether or not patentable and whether or not copyrightable, owned, possessed or used by Pioneer or the Company, as the case may be, including without limitation any invention, discovery, computer software, documentation, data, technology, designs, innovations, improvements, vendor information, customer information, apparatus, equipment, trade secret, process, research, reports, technical data, know-how, technology, marketing or business plan, forecast, unpublished financial statement, budget, price, cost and employee list that is disclosed by, or on behalf of, Pioneer or, as the case may be, the Company, as well as all data derived therefrom.

       4.2 The parties to this Agreement undertake that both during the term of this Agreement and after its termination, each of them will not without the written consent of the other party directly or indirectly disclose to any third party any Confidential Information regarding the affairs or business of the other party which may have come into its possession or knowledge during said period.

       4.3 The obligations under this Article 4 shall not apply to any information that:


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           (a) is in the public domain at the time of disclosure or later become part of the public domain without any default of the disclosing party; or

           (b) was in the possession of the disclosing party at the time of disclosure and was not previously given by another party to the disclosing party; or

           (c) was obtained, without any obligation of confidentiality, from a third party owing no duty to any other party to keep this information confidential; or

           (d) must necessarily be given to a third party for the purposes of this Agreement, in which case the disclosing party must bind such third party to an undertaking of confidentiality incorporating the terms and conditions of the undertaking of confidentiality set forth in this Article 4; or

           (e) was duly requested by a court, governmental agency or other governmental body, provided that the disclosing party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

                                    ARTICLE 5

                                 INDEMNIFICATION

       5.1 The Company shall indemnify, defend and hold harmless Pioneer and Pioneer's present and future officers, directors, employees, independent contractors, agents and assignees from and against any and all losses, claims, costs, damages, liabilities,


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fines, penalties, forfeitures, causes of action, suits, and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) of any kind or of any nature arising directly or indirectly out of, or in connection with, the execution of any Services covered by this Agreement; provided nonetheless, that none of the provisions of this Article 5 shall, in any case in which Pioneer, or any of the officers, directors, employees, independent contractors, agents and assignees described above, has failed to show the degree of care or diligence required of it or him, relieve Pioneer, or such officer, director, employee, independent contractor, agent or assign, from or against liabilities which by virtue of any rule of law would otherwise attach to it or him in respect of any gross negligence, defaults, breach of duty or breach of trust of which it or he may be guilty in relation to its or his duties under these presents.

                                    ARTICLE 6

                          INDEPENDENT CONTRACTOR STATUS

       6.1 Notwithstanding anything in this Agreement or otherwise to the contrary, Pioneer undertakes its duties under this Agreement as an "independent contractor" providing information, advice and services, and not as an employee or agent of the Company.

       6.2 It is agreed between the parties hereto that the technical knowledge, information, advice, interpretations, and


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recommendations are provided hereunder to the Company by Pioneer in an advisory capacity and that the decision to apply any of them or make use thereof for the benefit of the Company's activities rests with the Company.

                                    ARTICLE 7

                   ASSIGNMENT; ARRANGEMENTS WITH THIRD PARTIES

       7.1 Neither this Agreement nor any rights or obligations created herein shall be assignable by either of the parties hereto without the written consent of the other party.

       7.2 Pioneer may, but shall not be obligated to, procure from any third party some or all of the information, advice and services that it provides under this Agreement.

       7.3 If agreed upon by the parties, the Company may enter into separate contracts with certain vendors and other providers of Services within the scope of this Agreement. In such event, Pioneer may at its option, upon written notice to the Company or with the agreement of the Company, make payments under such contracts directly to such vendors and other service providers and shall invoice the Company for such payments in accordance with Section 3.1 above.

                                    ARTICLE 8

                                  FORCE MAJEURE

       8.1 Neither party shall be liable for failure to perform its obligations hereunder in full or in part if such failure is due to an event of force majeure ("Force Majeure") that occurred after


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the signing of the Agreement and could not be reasonably prevented and for which no reasonable performance alternative exists. For the purposes of this Agreement, Force Majeure shall include (but is not limited to) war, insurrection, earthquake, flood, fire, strikes, civil strife, acts of the government or state or other events the occurrence of which is beyond a party's responsibility and which is beyond a party's reasonable control.

                                    ARTICLE 9

                                    DURATION

       9.1 This Agreement shall become effective as of January 5, 1994 and shall remain in effect for a term of five years thereafter. The term of this Agreement shall automatically be extended for additional terms of five years unless one party provides the other party with written notice of its desire not to extend the term of this Agreement at least 30 days prior to expiration of the then current term.

       9.2 If on or before the date falling two years after the last date on which there was an agreement as to the amount of the Quarterly Fee, the parties cannot agree in good faith to a new Quarterly Fee, then either party may terminate this Agreement at any time after such date by giving the other party thirty (30) days prior written notice.

       9.3 Termination of this Agreement shall not affect:

       (a) the obligation of the Company to pay all amounts due to Pioneer as a result of Services, including late payment penalties, provided or reimbursable expenses incurred by Pioneer under this Agreement; and


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       (b) the obligations of either party under separate agreements entered into in connection with this Agreement or with respect to the subject matter of this Agreement.

                                   ARTICLE 10

                           APPLICABLE LAW; ARBITRATION

       10.1 This Agreement shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law provision thereof.

       10.2 The parties shall exercise their best efforts to resolve amicably all disputes or differences arising between them in connection with this Agreement. In the event that any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof cannot be resolved through bilateral negotiation between the parties, such matters shall be referred for resolution to the Stockholm Chamber of Commerce and shall be finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules. There shall be three arbitrators, one of whom shall be approved by Pioneer, one of whom shall be appointed by the Company, and the third of whom shall be appointed by agreement of the first two arbitrators or, failing agreement, by the Stockholm Chamber of Commerce. The arbitration shall be conducted in Stockholm, Sweden, and all proceedings shall be conducted in the English language. The arbitrators shall apply the substantive laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law


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provisions thereof. The prevailing party shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrators. The award of the arbitrators shall be the sole and exclusive remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

                                   ARTICLE 11

                        ENTIRETY OF AGREEMENT; AMENDMENTS

       11.1 This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof.

       11.2 The provisions of this Agreement may be waived, supplemented, altered, amended, or modified only by an instrument in writing signed by both of the parties hereto.

                                   ARTICLE 12

                          MARGINAL HEADINGS AND TITLES

       12.1 The marginal headings and titles of Articles, subsections and paragraphs are inserted for convenience of reference only and in no way define, limit or effect the scope or substance of this Agreement.


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                                   ARTICLE 13

                                     NOTICES

       13.1 Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed effectively given upon personal delivery or within one week after being sent by internationally recognized courier, fees prepaid addressed to the other party at the address shown below, or at such other address as such party may designate in writing to the other party, and if the addressee has been simultaneously informed about the content of the message by telefax:

                   (a)   Joint-Stock Company "Forest-Starma"
                         Koprovaya St., 4
                         Khabarovsk Region
                         Komsomolsk-on-Amur 651008
                         Russia
                         Attn: Anatoly Khomchenko, President
                         Tel: 7421-72-479-47
                         Fax: 7421-72-468-55
                         Bank Account No. 84070001 with the Komsomolsk Branch of Regiobank

                   (b)   The Pioneer Group, Inc.
                         60 State Street
                         Boston, Massachusetts 02109
                         Attn: John F. Lawlor, Vice President
                         Tel: 617-742-7825
                         Fax: 617-422-4286
                         Bank Account No. 5462-9068 with State Street
                         Bank and Trust Company

                                   ARTICLE 14

                                  SEVERABILITY

       14.1 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in


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no way be impaired.

                                   ARTICLE 15

                                    LANGUAGE

       15.1 This Agreement has been drafted in English and translated into Russian. In the event of a conflict between the English and Russian language texts of this Agreement, the English language text shall govern.

       IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the 5th day of January, 1994 in four original copies, two in Russian and two in English.


                                             THE PIONEER GROUP, INC.

                                             [Corporate Seal]

                                             By: /s/ John F. Cogan, Jr.
                                                ------------------------------
                                                 John F. Cogan, Jr., President


                                             JOINT-STOCK COMPANY "FOREST-STARMA"

                                             [Seal]

                                             By: /s/ Alexander Telitsyn
                                                ------------------------------
                                                Alexander Telitsyn
                                                On the basis of a power of
                                             attorney


                                             By: /s/ Konstantin Nikitin
                                                ------------------------------
                                                Konstantin Nikitin
                                                On the basis of a power of
                                             attorney


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